Capital World Growth and Income Fund, Inc.
333 South Hope Street, Los Angeles, California 90071-1406
Phone (213) 486 9200

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 48K, 72DD1 and 72DD2, 73A1 and 73A2, 74A through 74N, 74U1 and 74U2, 74V1 and 74V2, the complete answers are as follows:

Item 48K
If answer to 47 is 'Y' (Yes), fill in the table or the single fee rate applied to Registrant's/Series' assets based on the advisory contract.

Step:	Asset Value ($000's omitted)	Annual Fee Rate
K) over	115,000,000	0.350

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$2,322,238
Class B	$97,747
Class C	$205,388
Class F1	$189,626
Class F2	$429
Total	$2,815,428
Class 529-A	$53,323
Class 529-B	$4,497
Class 529-C	$10,913
Class 529-E	$2,148
Class 529-F1	$1,396
Class R-1	$3,840
Class R-2	$27,134
Class R-3	$52,031
Class R-4	$47,281
Class R-5	$65,469
Total	$268,032

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$1.1800
Class B	$0.8555
Class C	$0.8395
Class F1	$1.1723
Class F2	$0.2670
Class 529-A	$1.1548
Class 529-B	$0.8124
Class 529-C	$0.8163
Class 529-E	$1.2374
Class 529-F	$1.0272
Class R-1	$0.8607
Class R-2	$0.8336
Class R-3	$1.0334
Class R-4	$1.1560
Class R-5	$1.2810

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,804,541
Class B	102,524
Class C	214,062
Class F1	144,436
Class F2	4,974
Total	2,270,537
Class 529-A	48,526
Class 529-B	5,551
Class 529-C	13,484
Class 529-E	2,162
Class 529-F	1,231
Class R-1	4,898
Class R-2	33,112
Class R-3	55,054
Class R-4	45,518
Class R-5	54,840
Total	264,376

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$25.50
Class B	$25.34
Class C	$25.25
Class F1	$25.46
Class F2	$25.51
Class 529-A	$25.45
Class 529-B	$25.35
Class 529-C	$25.34
Class 529-E	$25.41
Class 529-F	$25.47
Class R-1	$25.31
Class R-2	$25.25
Class R-3	$25.37
Class R-4	$25.46
Class R-5	$25.51

Item 75B

B) Monthly average	101,152,506